Exhibit 99.4

NOTICE OF WITHDRAWAL

C&D TECHNOLOGIES, INC.

Offer to Exchange

relating to

All Outstanding 5.25% Convertible Senior Notes Due 2025 and

Offer to Exchange

relating to

All Outstanding 5.50% Convertible Senior Notes Due 2026

CUSIP Nos. 124661AA7, 124661AD1, 124661AB and 124661AC3

(the “Notes”)

for shares of Common Stock

THE EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 11:59 P.M., PREVAILING EASTERN TIME, ON DECEMBER 13, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY C&D TECHNOLOGIES, INC. (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., PREVAILING EASTERN TIME, ON THE EXPIRATION DATE. NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE EXPIRATION DATE WILL REMAIN OUTSTANDING.

NOTES TENDERED FOR EXCHANGE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE EXCHANGE AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 11:59 P.M., PREVAILING EASTERN TIME, ON THE EXPIRATION DATE.

HOLDERS THAT TENDER THROUGH THE DEPOSITORY TRUST CORPORATION (THE “DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF THE DTC.

The Exchange Agent for the Exchange Offer is:

Epiq Bankruptcy Solutions, LLC

By Overnight Courier, First Class Mail, Registered or Certified Mail or

By Hand:

Epiq Bankruptcy Solutions, LLC

757 Third Avenue, Third Floor

New York, NY 10017

Attn: C&D Technologies Processing

Telephone: (646) 282-2400

(if by mail, registered or certified recommended)

By Facsimile (for Eligible Institutions Only):	To Confirm by Telephone:

(646) 282-2501 Attn: C&D Technologies Processing	(646) 282-2400 Attn: C&D Technologies Processing

For Information:

(646) 282-2400

By executing this Notice of Withdrawal, the undersigned wishes to withdraw the tender of notes made in connection with the prospectus and disclosure statement for solicitation of acceptances of the prepackaged plan of reorganization dated October 20, 2010 (as may be amended and supplemented from time to time) (the “Prospectus”) of C&D Technologies, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal, relating to the Company’s offer to exchange (the “Exchange Offer”) all of its outstanding 5.25% Convertible Senior Notes due 2025 (the “2005 Notes”) and 5.50% Convertible Senior Notes due 2026 (the “2006 Notes” and, together with the 2005 Notes, the “Notes”), including all accrued and unpaid interest thereon through the consummation of the Exchange Offer, for a pro rata share of up to 95% of the shares of common stock in the Company, par value $0.01 per share (the “Common Stock”), with the amount of Common Stock to be issued to the holders of the Notes (collectively, the “Noteholders”) to be ratably reduced in the event that less than 100% of the outstanding Notes are tendered and accepted in the Exchange Offer. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

This Notice of Withdrawal is to be completed by registered Noteholders desiring to withdraw the tender of such Notes in the Exchange Offer if (1) Notes have been previously tendered to the Exchange Agent, or (2) delivery of such Notes has been previously made by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (the “DTC”) pursuant to the book-entry transfer procedures described in the Prospectus section entitled, “The Exchange Offer-Book Entry Transfer.”

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Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s tender of the Notes described below, which Notes were previously tendered for exchange pursuant to the Prospectus.

The undersigned understands that the withdrawal of Notes previously tendered in this Exchange Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly tendered for exchange for purposes of the undersigned’s Letter of Transmittal. Such withdrawn Notes may be retendered for purchase only by following the procedures for tendering set forth in the Prospectus and in the accompanying Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

2

DESCRIPTION OF NOTES
DESCRIPTION OF 5.25% CONVERTIBLE SENIOR NOTES DUE 2025
Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Certificate Number(s)	Principal Amount Tendered*

Total Principal Amount Tendered:
Total Principal Amount Withdrawn:
DESCRIPTION OF 5.50% CONVERTIBLE SENIOR NOTES DUE 2026
Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Certificate Number(s)	Principal Amount Tendered*

Total Principal Amount Tendered:
Total Principal Amount Withdrawn:

*	Need not be completed by holders tendering the Notes by book-entry transfer.

**	Unless otherwise indicated in the row labeled “Total Principal Amount Withdrawn” and subject to the terms and conditions of the Prospectus, a Noteholder will be deemed to have withdrawn the total principal amount represented by the Notes indicated in the row labeled “Total Principal Amount Tendered.”

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METHOD OF DELIVERY

☐	Check here if Notes were physically delivered to the Exchange Agent.

☐	Check here if Notes were delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

Name of Tendering Institution(s):
(Please Print)

Address:
(Please Print)

City	State	Zip Code

Telephone:

Facsimile:

Contact Person:

Date Tendered:

DTC Account Number in which Notes are held:

Transaction Code Number:

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PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED NOTEHOLDERS OF

NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered Noteholder(s) exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered Noteholder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:
, 2010

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Date:

Address:

Date:	, 2010